Exhibit 99.1

Cyren Announces Nasdaq Delisting Determination

MCLEAN, VA – February 22, 2023 / Cyren (NASDAQ:CYRN), a provider of email inbox security and threat detection solutions, today announced that, in response to its planned liquidation, the Company received written notice from Nasdaq, advising it that based upon Nasdaq’s review and pursuant to Listing Rule 5101, 5110(b) and IM-5101-1, Nasdaq has determined to delist the Company’s securities from The Nasdaq Stock Market. The Company does not plan to appeal Nasdaq’s determination.

Therefore, the Company expects, based on Nasdaq’s written notice, that the trading of the Company’s ordinary shares will be suspended at the opening of business on March 3, 2023, and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Company cautions that trading in its ordinary shares is highly speculative and poses substantial risks. Trading prices may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this communication constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

Investor Contact

Brian Dunn

General Counsel

Cyren

brian.dunn@cyren.com